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                                                     EXHIBIT 10.4


   G. D. SEARLE & CO. SUPPLEMENTAL MEDICAL REIMBURSEMENT PLAN
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DESCRIPTION:
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The Supplemental Medical Reimbursement Plan is an insured plan designed to reimburse eligible employees and their family members for medical and dental expenses not payable under Searle's basic health benefits programs. Such expenses include deductibles, coinsurance and expenses in excess of reasonable and customary (R&C) levels.

ELIGIBLE EXPENSES:
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Generally, covered medical expenses will be those allowed as a personal income tax deduction (under section 213 of the Internal
Revenue Code) to the extent that such expenses are not reimbursable under any other insurance in force, including
Workers' Compensation or government programs. Note that cosmetic surgery is not reimbursable.

DEPENDENTS:
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Eligible dependents will include all dependents who are covered under the regular group medical plan.

MAXIMUM BENEFIT:
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The maximum benefit per family will be $12,000 per calendar year, for eligible out-of-pocket expenses incurred during that calendar year.

ADMINISTRATION:
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This plan is insured by Aetna Insurance Company.  Claims should be submitted for coverage under the regular Flexcel medical or dental plans. Anything not reimbursed under these plans will automatically be submitted to the Supplemental Plan.

Any questions regarding the Plan should be directed to:



                        Mary Rose Arnold
                Executive Benefits Administrator,
                         Human Resources
                          OOI-2, X-3697